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                                                                  Exhibit 10.42


             STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT

                                     Between


                               KEPLER CAPITAL LLC



                                       And

                          CONNECTIVE THERAPEUTICS, INC.


                           Dated as of January 2, 1997


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         STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT dated as of
January 2, 1997 (the "Agreement"), between Kepler Capital LLC (the "Investor"), a limited liability company organized and existing under the laws of the State of Delaware, and Connective Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, the Company's Common Stock, par value $.001 per share (the "Common Stock"), for an aggregate Purchase Price (as defined herein) of up to $25,000,000; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions


         Section 1.1 "Additional Warrant". See Section 2.8.

         Section 1.2 "Additional Warrant Registration Statement". See Section 3.2(a).

         Section 1.3 "Closing" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.1.

         Section 1.4 "Closing Date" shall mean, with respect to each purchase and sale of Common Stock pursuant to this Agreement, the fifth Trading Day following an Optional Purchase Date or a Mandatory Purchase Date, as the case may be, provided all conditions to the Closing have been satisfied; provided, however, that if the Investor shall notify the Company by the third Trading Day that it does not expect to be able to complete its due diligence by such fifth Trading Day, the Closing Date shall be the seventh Trading Day following such Optional Purchase Date or Mandatory Purchase Date, as the case may be.


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         Section 1.5 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) December 1, 1997 or (ii) such earlier date as the Company and the Investor may mutually agree, and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Common Stock pursuant to this Agreement for an aggregate Purchase Price of $25,000,000, (y) the date this Agreement is terminated pursuant to Section 2.6, or (z) the date occurring three years (subject to extension as provided by Section 8.1) from the date of commencement of such period.

         Section 1.6 "Commitment Fee". See Section 2.8.

         Section 1.7 "Equity Offerings" shall mean the issuance or sale by the Company in a transaction exempt from or not subject to the registration requirements of the Securities Act of any shares of Common Stock or securities which are convertible into or exchangeable for its Common Stock or any warrants, options or other rights to subscribe for or purchase its Common Stock or any such convertible or exchangeable securities (other than shares of Common Stock which may be issued upon exercise of options under the Company's employee or director stock option plans, upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants (including the Warrant and the Additional Warrants), or other rights, which options, convertible or exchangeable securities, warrants or other rights are outstanding on the date of execution and delivery of the Agreement (other than the Additional Warrants) and are listed in the SEC Documents on file with the Commission as of the date of this Agreement (other than the Warrants and the Additional Warrants) and other than (x) shares of Common Stock which may be issued upon exercise of options granted under such plans, (y) shares of Common Stock which may be issued upon exercise of the Warrant and the Additional Warrants, and (z) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities issued in strategic corporate partnering transactions.

         Section 1.8 The "Exchange Act". See Section 4.8.

         Section 1.9 "Investment Amount" shall mean the amount invested by the Investor with respect to any Optional Purchase Date or Mandatory Purchase Date, as the case may be, as notified by the Company to the Investor in accordance with Section 2.5 hereof.

         Section 1.10  "Mandatory Purchase Date". See Section 2.1(b)(ii).


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         Section 1.11 "Material Adverse Effect". See Section 5.5.

         Section 1.12 "Optional Purchase Date". See Section 2.1(b)(i).

         Section 1.13 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.14 "Purchase Price". See Section 2.2.

         Section 1.15 "Registration Rights Agreement". See Section 2.8.

         Section 1.16 "Registration Statement". See Section 3.2(a).

         Section 1.17 "Securities Act". See the introductory paragraphs hereof.

         Section 1.18 "SEC Documents". See Section 5.2.

         Section 1.19 "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business.

         Section 1.20 "Valuation Period" shall mean the period commencing on the Trading Day following but excluding an Optional Purchase Date or a Mandatory Purchase Date and ending on and including the Trading Day on which the aggregate Value of Open Market Trading for all Trading Days within such period is equal to or greater than the aggregate Value of Open Market Trading for the twenty (20) Trading Days preceding but excluding the Optional Purchase Date or the Mandatory Purchase Date, as the case may be; provided, however, that such period shall not exceed eighty (80) Trading Days.

         Section 1.21 "Value of Open Market Trading" with respect to any Trading Day shall mean the product of the reported trading volume of the Common Stock on the Principal Market on any such day , multiplied by the low trading price of the Common Stock on such day (each as determined in accordance with Section 12.4 hereof).

         Section 1.22 "Warrants". See Section 2.8.

         Section 1.23 "Warrant Registration Statement". See Section 3.2(a).

         Section 1.24 "Warrant Shares".  See Section 3.2(l).


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                                  ARTICLE II

                        Purchase and Sale of Common Stock

         Section 2.1 Investments. (a) Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article III hereof), during the Commitment Period the Company may, on any Optional Purchase Date, and shall, on any Mandatory Purchase Date, issue and sell to the Investor, and the Investor shall purchase from the Company, the number of shares of Common Stock to be sold pursuant to the provisions hereof at the Purchase Price per share determined pursuant to Section 2.2 below.

                                  (b) (i)  An "Optional Purchase Date" is any
Trading Day that the Company in its sole discretion elects by delivery of an Optional Purchase Notice pursuant to Section 2.5 to sell Common Stock to the Investor, provided that on the preceding Trading Day (x) the closing bid price of the Common Stock on the Principal Market is (i) greater than $7.00 per share, and (ii) at least 105% of the average of the daily low trade prices of the Common Stock for the five (5) Trading Days preceding, but excluding, such date,
(y) all conditions provided in this Agreement for the delivery of an Optional Put Notice are satisfied, and (z) such exercise shall be in accordance with the provisions of clause (c) below.

                                      (ii) A "Mandatory Purchase Date" is any
Trading Day that the Company shall be required by delivery of a Mandatory Purchase Notice pursuant to Section 2.5 to sell Common Stock to the Investor, which requirement shall occur provided that on the preceding Trading Day (x) the closing bid price of the Common Stock on the Principal Market is (i) greater than $10.00 per share, and (ii) at least 110% of the average of the daily low trade prices of the Common Stock for the five (5) Trading Days preceding, but excluding, such date, (y) all conditions provided in this Agreement for the delivery of a Mandatory Put Notice are satisfied, and (z) such exercise shall be in accordance with the provisions of clause (c) below.

                                  (c) The Company may in its sole discretion on
any Optional Purchase Date, and must on any Mandatory Purchase Date, sell to the Investor the number of shares of Common Stock determined by dividing the Investment Amount by the Purchase Price. In the case of an Optional Purchase Date or a Mandatory Purchase Date, the Investment Amount shall be as determined by the Company and shall be in the minimum amount of $500,000 and may be in increments of $10,000 in excess thereof and shall not exceed $2,000,000; provided that, the Investment Amount shall not exceed 5% of the aggregate Value of Open Market Trading during the twenty (20) Trading Days preceding and


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excluding such Optional Purchase Date. The Company may not deliver an Optional
Purchase Notice or a Mandatory Purchase Notice prior to completion of the Valuation Period relating to the previous issuance of Common Stock to the Investor, whether pursuant an Optional Purchase Notice or Mandatory Purchase Notice. In addition, the Company shall not deliver a Mandatory Purchase Notice until the expiration of sixty (60) Trading Days following the Closing Date with respect to the most recent previous issuance of Common Stock to the Investor pursuant to a Mandatory Purchase Notice.

                                  (d) The obligation of the Investor to purchase
and pay for shares of Common Stock hereunder shall be guaranteed by The Palladin Group, L.P.

         Section 2.2 Determination of Purchase Price. The purchase price per share of the Company's Common Stock (the "Purchase Price"), shall be 93% (the "Purchase Price Percentage") of the lesser of (i) the average of the daily low trading price of the Common Stock on the Principal Market for the five (5) days prior to but excluding an Optional Purchase Date or a Mandatory Purchase Date (the "Initial Share Price") and (ii) the weighted average (by trading volume) of the daily low trading prices of the Common Stock on the Principal Market during the Valuation Period (the "Valuation Period Price"). The Purchase Price shall be subject to change by adjustments to the Purchase Price Percentage, as provided in Section 2.3 below.

         Section 2.3 Adjustments of Purchase Price Percentage. The Purchase Price Percentage shall be adjusted as follows:

         (a) if the Valuation Period exceeds twenty (20) Trading Days but is less than forty (40) Trading Days, the Purchase Price Percentage shall be 91%; or

         (b) if the Valuation Period exceeds forty (40) Trading Days but is less than sixty (60) Trading Days, the Purchase Price Percentage shall be 89%; or

         (c) if the Valuation Period exceeds sixty (60) Trading Days but is less than eighty (80) Trading Days, the Purchase Price Percentage shall be 87%; or

         (d) if the Valuation Period is eighty (80) Trading Days, the Purchase Price Percentage shall be 85%.

         Section 2.4 (a) Closings. On each Closing Date (i) the Company shall deliver to the Investor one or more certificates representing the number of shares of Common Stock to be purchased by the Investor pursuant to Section 2.1 herein, registered in the name of the Investor or, at the Investor's option, deposit such


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certificate(s) into such account or accounts previously designated by the
Investor and (ii) the Investor shall deliver to the Company such amount of the aggregate Purchase Price as determined pursuant to Section 2.4 (b) by wire transfer of immediately available funds to an account designated by the Company on or before the Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

                  (b) Payment for the Common Stock Purchased by the Investor. On the Closing Date, the Investor shall pay to the Company the Investment Amount (less any amounts withheld pursuant to Section 11.2) and shall receive from the Company the number of shares of Common Stock determined by dividing the Investment Amount by the Initial Share Price (rounded to the next highest number). If upon completion of the Valuation Period with respect to the shares of Common Stock purchased on such Closing Date, it is determined that the Valuation Period Price is less than the Initial Share Price, the Company shall issue and deliver to the Investor an additional number of shares of Common Stock (the "Additional Common Stock") such that the aggregate number of shares of Common Stock issued to the Investor on the Closing Date together with the Additional Common Stock multiplied by the Purchase Price shall equal the Investment Amount. The Additional Common Stock shall be delivered to the Investor within two (2) Trading Days following the end of the Valuation Period and the Investor shall be deemed to have paid for the shares of Common Stock purchased on the Closing Date as well as the Additional Common Stock in full. If the Company fails to deliver to the Investor the Additional Common Stock within such period, the Company shall pay to the Investor in cash liquidated damages in an amount equal to (i) one percent (1%) of the total value of the Additional Common Stock not delivered (as determined based on the closing bid price of the Common Stock on the date by which delivery was required or any subsequent Trading Days prior to delivery of such Additional Common Stock, whichever is higher) for each of the first 7 days which the Company fails to deliver to the Investor such Additional Common Stock, and (ii) three percent (3%) of the total value of the Additional Common Stock (determined as aforesaid) not delivered thereafter. In the event the Investor incurs actual damages in excess of such liquidated damages amount as a result of the Company's failure to timely deliver such Additional Common Stock, the Company shall be liable for any such excess amount.

         Section 2.5 Mechanics of Exercise.

         (a) Delivery of Optional Purchase Notice. At any time during the Commitment Period, the Company may deliver written notices to the Investor


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(each such notice hereinafter referred to as an "Optional Purchase Notice")
setting forth the Investment Amount, subject to the limitations imposed by Sections 2.1 and 3.2(l) herein, which the Company intends to sell to the Investor. The Company may not deliver an Optional Purchase Notice to the Investor if the conditions set forth in Section 2.1(b)(i) are not satisfied or if the events described in Section 2.6 occur, or if the conditions set forth in
Article III are not satisfied. If such Optional Purchase Notice does not comply with Section 2.1(b)(i), any of the events described in Section 2.6 occur on or after the date on which an Optional Purchase Notice is given, but prior to the closing of the transaction on the Closing Date associated with such Optional Purchase Notice, or if the conditions set forth in Article III are not satisfied, such Optional Purchase Notice shall be null, void and of no further force or effect.

         (b) Delivery of Mandatory Purchase Notice. At any time during the Commitment Period, the Company shall, on a Mandatory Purchase Date, deliver a written notice to the Investor (each such notice hereinafter referred to as an "Mandatory Purchase Notice") setting forth the Investment Amount, subject to the limitations imposed by Sections 2.1 and 3.2(l) herein, which the Company is required to sell to the Investor; provided, however, that in the event the Company fails to deliver a Mandatory Purchase Notice, such notice shall be deemed delivered as of the Mandatory Purchase Date and the Investment Amount shall be deemed to be $500,000. The Company may not deliver a Mandatory Purchase Notice to the Investor if the conditions set forth in Section 2.1(b)(ii) are not satisfied or if the events described in Section 2.6 occur, or if the conditions set forth in Article III are not satisfied. If the conditions set forth in
Section 2.1(b)(ii) are not satisfied, any of the events described in Section 2.6 occur on or after the date on which an Mandatory Purchase Notice is given, but prior to the closing of the transaction on the Closing Date associated with such Mandatory Purchase Notice, or if the conditions set forth in Article III are not satisfied, such Mandatory Purchase Notice shall be null, void and of no further force or effect.

         (c) Date of Delivery of Optional Purchase Notice or Mandatory Purchase Notice. An Optional Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 5:00 P. M. New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 5:00 P. M. New York time (in which case the provisions of Section 2.1(b)(i) must be satisfied as of such immediately succeeding Trading Day. A Mandatory Purchase Notice shall be deemed delivered (regardless of whether it is actually delivered) on the Trading Day on which a Mandatory Purchase Date occurs. No Optional Purchase Notice or Mandatory Purchase Notice may be delivered or deemed delivered, on a day which is not a Trading Day.


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         Section 2.6 Termination or Suspension of Investment Obligation. The
Investor shall not be required to purchase any shares of Common Stock from the Company on any Closing Date nor may an Optional Purchase Notice be delivered nor shall a Mandatory Purchase Notice be delivered at any time during the Commitment Period that there shall exist any one or more of the following: (i) the withdrawal of the effectiveness of the Registration Statement, (ii) the withdrawal of the effectiveness of the Warrant Registration Statement or the Additional Warrant Registration Statement or any other suspension of the use of the Warrant Registration Statement or related prospectus or the Additional Warrant Registration Statement or related prospectus pursuant to Paragraph 3.1(e) of the Registration Rights Agreement, (iii) the Company's failure to satisfy the requirements in Section 3.2, or (iv) any failure or interruption in the full compliance with the Company's covenants provided in Article 6; provided, however that the obligation of the Investor to purchase shares of Common Stock shall be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (x) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, the Warrant Registration Statement or the Additional Registration Statement or any withdrawal of the effectiveness of the Registration Statement, the Warrant Registration Statement or the Additional Registration Statement for any reason other than as a result of subsequent corporate developments which would require such Registration Statement, the Warrant Registration Statement or the Additional Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (y) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4, 6.5 or 6.6.

         Section 2.7 Repurchase of Common Stock by the Company. If the daily low trade price for the Common Stock on the Principal Market for five (5) consecutive Trading Days within the Valuation Period relating to an Optional Purchase Date or a Mandatory Purchase Date, as the case may be, is less than 80% of the applicable Initial Share Price, the Company shall be required to repurchase from the Investor such number of shares of Common Stock held by the Investor up to the total number of shares of Common Stock sold to the Investor on the applicable Closing Date at a purchase price per share equal to the applicable Initial Share Price. On the fifth Trading Day from the Trading Day the Company is required to repurchase Common Stock from the Investor, the Investor shall deliver to the Company the total number of shares of Common Stock it owns on such date against delivery by the Company of the purchase price therefor.

         Section 2.8 Commitment Fee. On the date of execution and delivery of this Agreement, the Company will issue to the Investor a warrant exercisable from time to time within five (5) years from the date of issuance (the "Warrant") to purchase


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an aggregate of 250,000 shares of Common Stock at a price equal to 110% of the closing bid price on the Principal Market of the Company's Common Stock on the date of this Agreement. The Warrant shall be delivered by the Company to the Investor upon execution of this Agreement by the parties hereto. The shares of Common Stock to be issued upon exercise of the Warrant shall be registered for resale on the Registration Statement referenced in Section 3.2(a) herein. On each of the first, second and third anniversary of the commencement of the Commitment Period, the Company shall issue to the Investor an additional warrant exercisable from time to time within five (5) years from the date of issuance (each an "Additional Warrant") to purchase an aggregate number of shares of Common Stock equal to the product of (A) $8,333,000 minus the Aggregate Investment Amount with respect to Common Stock sold by the Company to the Investor during the preceding twelve-month period divided by $8,333,000 times
(B) 25,000, at a purchase price equal to 110% of the closing bid price on the Principal Market of the Company's Common Stock on the applicable anniversary date, subject to adjustment as provided below. The resale by the Investor of Common Stock issuable upon exercise of the Warrant as well as each Additional Warrant shall be subject to a registration rights agreement (the "Registration Rights Agreement") entered into between the Company and the Investor on the date of execution of this Agreement. The number of shares of Common Stock issuable upon exercise of an Additional Warrant shall be increased as provided by the following sentence, if during the twelve-month period preceding the issuance of such Additional Warrant, the Company completes an Equity Offering and (x) on the date of closing of such Equity Offering or on any of the thirty (30) preceding Trading Days, conditions for the delivery of an Optional Purchase Notice provided by Section 2.1(b)(i) relating to the closing bid price of the Common Stock on the Principal Market and the trading volume of the Common Stock on the Principal Market are met, and (y) at any time during such period the Company shall have not been prohibited by the penultimate sentence of Section 2.1(c) from delivering an Optional Purchase Notice to the Investor. The number of shares of Common Stock otherwise issuable upon exercise of each Additional Warrant shall be increased by an amount equal to the product of (i) the average daily Value of Open Market Trading for the period set forth in clause (x) above, times (ii).003333. Each of the Warrant and each Additional Warrant shall be substantially in the form of Exhibit A hereto.

                                   ARTICLE III

               Conditions to Delivery of Optional Purchase Notices
            and Mandatory Purchase Notices and Conditions to Closing

         Section 3.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and


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sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                  (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                  (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         Section 3.2 Conditions Precedent to the Right of the Company to Deliver an Optional Purchase Notice, the Obligation of the Company to Deliver a Mandatory Purchase Notice and the Obligation of the Investor to Purchase Common Stock. The right of the Company to deliver an Optional Purchase Notice, the obligation of the Company to deliver a Mandatory Purchase Notice and the obligation of the Investor hereunder to acquire and pay for Common Stock incident to the Closing is subject to the satisfaction, on the date of delivery of such Optional Purchase Notice or Mandatory Purchase Notice, as applicable, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions.

                  (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC (i) a registration statement on Form S-3 (the "Registration Statement") for the registration of the resale by the Investor of Common Stock to be acquired pursuant to this Agreement (not including Common Stock to be issued upon exercise of the Warrants) under the Securities Act, which Registration Statement shall have been declared effective by the SEC prior to the first Optional Purchase Date or Mandatory Purchase Date, as the case may be, but in no event later than December 1, 1997, (ii) by March 15, 1997, in accordance with the Registration Rights Agreement a registration statement on Form S-3 for the registration of the resale by the Investor of Common Stock to be issued upon exercise of the Warrant (the "Warrant Registration Statement"), and (iii) within


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thirty (30) days of the issuance of any Additional Warrants, in accordance with the Registration Rights Agreement, a registration statement on Form S-3 for the registration of the resale by the Investor of Common Stock to be issued upon exercise of such Additional Warrants (each an "Additional Warrant Registration Statement"); and no stop order or suspension or withdrawal of the effectiveness of or with respect to any such registration statement or any other suspension of the use of any such registration statement or related prospectus shall have been issued by the SEC or any states securities commission during the Commitment Period; and the Company shall be in compliance with the terms of the Registration Rights Agreement.

                  (b) Effective Registration Statement. The Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or prospectus shall exist pursuant to Paragraph 3.1(e) of the Registration Rights Agreement.

                  (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

                  (d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                  (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.


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                  (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event which had or is reasonably likely to have a Material Adverse Effect (as that term is defined in Section 5.5 hereof) has occurred.

                  (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the National Association of Securities Dealers, Inc. (the "NASD") and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                  (h) Legal Opinions. The Company shall have caused to be delivered to the Investor, (i) within five (5) Trading Days of the effective date of the Registration Statement, (ii) as of a date subsequent to the date of the Company's filing of its most recent quarterly report on Form 10-Q (or the date by which such report is required to be filed), (iii) as of a date subsequent to the date on which the Company announces, whether on a preliminary or definitive basis, its fourth quarter or full-year financial results and (iv) to the extent provided by Section 3.3, an opinion of the Company's independent counsel containing the opinions and statements set forth in Exhibit B hereto, addressed to the Investor stating, inter alia, that in such counsel's belief the Registration Statement (if applicable, as so amended by such SEC Document) does not contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying prospectus (if applicable, as so amended or supplemented) does not contain an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice or a Mandatory Purchase Notice or, if an Optional Purchase Notice or Mandatory Purchase Notice shall have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor (or such Closing shall otherwise be cancelled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant of Section 2.2 shall be the lower of the such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date. The Company's independent counsel shall also deliver to the Investor upon execution of this agreement an opinion in form and substance satisfactory to the Investor addressing, among other things, corporate matters and


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the exemption from registration under the Securities Act of the issuance of the
Common Stock by the Company to the Investor under this Agreement.

                  (i) Accountant's Letter. (a) The Company shall engage the Company's independent auditors to perform certain agreed upon procedures and report thereon in accordance with the provisions of Statement on Auditing Standards No. 71 with respect to the Company's quarterly financial information and, upon issuance of such reports, the Company will provide copies thereof to the Investor (each, a "Quarterly Review Report"). A copy of each Quarterly Review Report shall be delivered to the Investor within five (5) Trading Days of the filing with the SEC of each of the Company's Quarterly Reports on Form 10-Q.
(b) The Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration Statement and shall have delivered to the Investor, within five (5) Trading Days of the effective date of the Registration Statement, a copy of such report addressed to the Company. (c) In the event that no Quarterly Review Report shall have been delivered by the Company's independent auditors to the Company for more than ninety (90) days since the reporting date to which the previously delivered report relates or (y) the Investor shall have requested delivery of such a report to the Company pursuant to Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report. In the event that the report required by this Section 3.2(i) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and shall not deliver an Optional Purchase Notice or a Mandatory Purchase Notice or, if an Optional Purchase Notice or Mandatory Purchase Notice shall have been delivered in good faith without knowledge by the Company that a report of its independent auditors can not be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.2 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date.

                  (j) Officer's Certificate. The Company shall have delivered to the Investor, on each Closing Date, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                  (k) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration Statement.

                  (l) Other. On each Closing Date (i) the additional shares of Common Stock then to be purchased by the Investor shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Investor pursuant to this Agreement and with the shares of Common Stock ("Warrant Shares") beneficially or deemed beneficially owned by the Investor pursuant to the Warrant and each Additional Warrant (if then issued and outstanding) theretofore issued to the Investor pursuant to Section 2.8 hereof, would result in the Investor owning more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with
Section 13(d) of the Exchange Act and the regulations promulgated thereunder and
(ii) the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in Section 3.2. For purposes of clause (i) of this Section 3.2(l), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Optional Purchase Notice or Mandatory Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.9% of the Common Stock following such Closing Date.

         Section 3.3 Due Diligence Review. The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the

Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

         Nothing herein shall require the Company to disclose non-public information to the Investor, his advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any non-public information discovered by such advisors or representatives in the course of their due diligence (without the written consent of the Investor prior to disclosure of such information). The Investor's advisers or representatives shall make complete disclosure to the Investor's independent counsel of all events or circumstances constituting non-public information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto. In the event after such consultation the Investor's independent counsel believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading,
(x) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable with copies of the Registration Statement and related prospectus, as so amended, (y) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related prospectus, as of the date of such opinion contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (z) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause (y) above to the Investor, then this Agreement shall be suspended for a period of up to thirty
(30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above,
(ii) provide to the Investor the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or
(iii) this Agreement shall be suspended for an additional period of up to thirty (30) days; provided, however, that at the end of such sixty (60) day period, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as provided above, (ii) provide the Company's independent counsel opinion referenced above, or (iii) the obligation of the Investor to purchase shares of Common Stock pursuant to this Agreement shall terminate.


                                   ARTICLE IV

                   Representations and Warranties of Investor

         The Investor represents and warrants to the Company that:

         Section 4.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         Section 4.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section 4.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.4 No Brokers. The Investor has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby, except for dealings with AFO Capital Advisors LLC, whose fees will be paid for by the Investor.

         Section 4.5 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

         Section 4.6 Organization and Standing. Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

         Section 4.7 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or the provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section 4.8 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. Investor further acknowledges that it understands that the Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Investor has reviewed or received copies of any such reports that have been requested by it.

         Section 4.9 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                    ARTICLE V

                  Representations and Warranties of the Company

         The Company represents and warrants to the Investor that:

         Section 5.1 Company Status. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market.

         Section 5.2 Current Public Information. The Company has furnished the Investor with true and correct copies of all registration statements, reports and documents, including proxy statements (other than preliminary proxy statements), filed with the SEC by or with respect to the Company since February 1, 1996, pursuant to the Securities Act or Exchange Act. All such registration statements, reports and documents, together with those registration statements, reports and documents filed pursuant to the Securities Act or Exchange Act subsequent to the date of this Agreement are collectively referred to herein as the "SEC Documents").

         Section 5.3 No General Solicitation in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of the Common Stock, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

         Section 5.4 Valid Issuance of Common Stock. As of the date of this Agreement, the Company has authorized capitalization consisting of 50,000,000 shares of Common Stock, par value $.001 and 5,000,000 shares of Preferred Stock, par value $.001, 200 shares of which have been designated 7% Convertible Preferred Stock, Series A (the "Series A Stock") and outstanding stock options granted or reserved for issuance to employees, consultants and directors as described in the SEC Documents on file with the Commission as of the date of this Agreement. As of December 27, 1996, there were issued and outstanding 8,420,550 shares of Common Stock and 200 shares of Series A Stock and no other series of preferred stock was outstanding as of such date. As of the date of this Agreement, the Company has no other outstanding securities convertible into Common Stock other than as described in the SEC Documents on file with the Commission as of the date of this Agreement. Since December 27, 1996, the Company has issued 637,733 shares of Common Stock to SmithKline Beecham Corporation in connection with the sale of a product. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, upon issuance of the Common Stock, the Common Stock will be duly and validly issued, fully paid and nonassessable, and the holders of outstanding Common Stock of the Company are not and shall not be entitled to preemptive or other rights afforded by the Company or other rights afforded by the Company to subscribe for the capital stock or other securities of the Company as a result of the sale of the Common Stock to the Investor hereunder.

         Section 5.5 Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries. The Company and each subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any effect on the business, operations, properties, prospects, or financial condition of the Company and which is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole and/or any condition or situation which would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

         Section 5.6 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Common Stock, the Warrants and each Additional Warrant in accordance with the terms hereof and thereof, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than such stockholder approval as may be required by the standards imposed on companies listed on the Nasdaq Stock Market with respect to issuances by such companies of greater than 20% of such companies' outstanding voting stock), (iii) this Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application and (iv) the Common Stock issuable in accordance with the terms of this Agreement or upon exercise of the Warrants and each Additional Warrant will be duly validly issued, fully paid and nonassessable.

         Section 5.7 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

         Section 5.8 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of Common Stock, the Warrant and each Additional Warrant do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrant and the Additional Warrants in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company subsequent to any Closing, and any registration statement which may be filed pursuant hereto and other than any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq National Market referenced in
Section 5.6); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

         Section 5.9 SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 5.10 No Material Adverse Change. Since February 1, 1996, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries, except as disclosed in the SEC Documents.

         Section 5.11 No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since February 1, 1996, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and upon any of its subsidiaries.

         Section 5.12 No Undisclosed Events or Circumstances. Since February 1, 1996, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section 5.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

         Section 5.14 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement for the transactions contemplated hereby, except for dealings with AFO Capital Advisors LLC, whose fees will be paid for by the Investor.

         Section 5.15 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement. Except as set forth in the SEC Documents no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect on the Company or which might materially adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE VI

                            Covenants of the Company

         Section 6.1 Registration Rights. The Registration Rights Agreement shall remain in full force and effect and the Company shall comply in all respects with the terms thereof.

         Section 6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock incident to the Closings and incident to the exercise of the Warrant and each Additional Warrant issued hereunder; such amount of shares of Common Stock to be reserved to be calculated based upon the minimum Purchase Price therefore under the terms of this Agreement, and assuming the full exercise of the Warrant and each Additional Warrant. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the Purchase Price therefore and the issuance of the Warrant and each Additional Warrant and (b) stock splits and stock dividends and distributions.

         Section 6.3 Listing of Common Stock. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrant and the Additional Warrants). The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrant and the Additional Warrants), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall maintain sufficient net tangible assets to satisfy the requirements of the NASD for the listing of the Common Stock on the Nasdaq National Market. The Company shall undertake its best efforts to obtain the shareholder approval referenced in Section 5.6 required for the issuance of Common Stock under this Agreement within such time period as shall not at any time preclude the Company from providing an Optional Purchase Notice or Mandatory Purchase Notice for the maximum Investment Amount provided by Section 2.1 (c).

         Section 6.4 Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 6.5 Legends. The certificates evidencing the Common Stock to be issued to the Investor at each Closing and upon the exercise of the Warrant and each Additional Warrant, subject to the continued effectiveness of the appropriate registration statement, shall be free of legends, so-called "stop transfer," or "stock transfer restrictions," or other restrictions upon transfer by the Investor to a bona fide third party which is not an affiliate of the Company.

         Section 6.6 Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 Additional SEC Documents. The Company will furnish to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section 6.8 "Blackout Period". (a) The Company shall not deliver to the Investor an Optional Purchase Notice at any time during the five (5) Trading Day period prior to filing with the SEC of an SEC Document nor shall it deliver a Mandatory Purchase Notice during such period to the extent the Company can reasonably be expected to anticipate the filing of an SEC Document.

         (b) The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional Purchase Notice or Mandatory Purchase Notice during the continuation of any of the foregoing events.

         Section 6.9 Expectations Regarding Optional Purchase Notices and Mandatory Purchase Notices. Within 10 days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase Notices and Mandatory Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Optional Purchase Notices or Mandatory Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

                                   ARTICLE VII

                                     Legends

         Section 7.1 Legends. Each of the Warrant and each Additional Warrant and, unless otherwise provided below, the Common Stock will bear the following legend (the "Legend"):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock coterminous with the Company's appointment of any such substitute or replacement transfer agent) irrevocable instructions in substantially the form of Exhibit D hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Common Stock by the Investor to issue certificates evidencing Common Stock free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

                  (a) At any time after the effective date of the applicable registration statement (provided that such registration statement shall then be effective): (i) incident to any Closing or other issuance of shares of Common Stock; (ii) incident to the exercise of the Warrant or either Additional Warrant; or (iii) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that in connection with such event the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party which is not an affiliate of the Company; and

                  (b) At any time upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor has a bona fide intention to dispose of such Common Stock pursuant to Rule 144 under the Securities Act or is otherwise permitted to dispose thereof without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act; or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities; provided that in connection with the event described in clause (i), the transfer agent shall be entitled to receive an opinion of counsel to the Investor that in such circumstances the Legend may be removed and that the transferee (provided that such transferree is not an affiliate of the Company) shall be entitled to hold freely tradeable securities.

         Section 7.2 No Other Legend or Stock Transfer Restrictions. No Legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

         Section 7.3 Investor's Compliance. Nothing in this Article VII shall affect in any way the Investor' s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

         Section 7.4 Covenants of the Investor. During the term of this Agreement (i) the Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed, and (ii) the Investor will not engage in short sales of the Company's Common Stock for the purpose of depressing the trading price of such Common Stock.


                                  ARTICLE VIII

                         Other Issuances of Common Stock

         Section 8.1 Underwritten Public Offerings. In the event the Company at any time during the Commitment Period undertakes an underwritten public offering of its Common Stock, the Company shall promptly notify the Investor in writing of such transaction, and this Agreement shall be suspended for a period of time prior to the filing with the SEC of a registration statement relating to the public offer and sale of Common Stock as reasonably specified in such notification, and for such subsequent period of time following the filing of the registration statement as required by any underwriter (provided that the Company, its officers and directors and its significant shareholders shall be suspended from engaging in transactions involving the Common Stock for at least the same period) or as required by any applicable securities law; provided, however, that clause (z) of the definition of "Commitment Period" shall be extended for a period of time equal to one and one-half times the number of days, if any, that this Agreement is suspended as provided by this Section 8.1.

         Section 8.2 Antidilution Adjustment to Purchase Price. (a) In the event that the Company shall, at any time within the time period commencing five days prior to an Optional Purchase Date or a Mandatory Purchase Date and ending on the last day of the Valuation Period, (x) issue shares of Common Stock without consideration (other than in the form of a dividend) at a price per share less than the daily low trading price on the date of issue, (y) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the daily low trading price of the Common Stock on the date of issue, or
(z) in the case of
securities convertible into Common Stock having a conversion price less than the daily low trading price of the Common Stock on the date of conversion, then for purposes of determining the Purchase Price, the daily low trading price shall be adjusted, if at all, as follows: for purposes of determining the Purchase Price of the Common Stock pursuant to Section 2.2, the daily low trading price of the Common Stock on the day on which such issuance occurs and on all days prior thereto shall be adjusted by multiplying such daily low trading price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued (or the aggregate initial conversion price of the convertible securities so to be issued) would purchase at the Purchase Price on the date of such issue and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible).

         (b) The $7.00 amount and the $10.00 amount referenced in Section 2.1(b), as well as the daily low trading price of the Common Stock for any Trading Day used to calculate the Purchase Price shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Company's Common Stock.

                                   ARTICLE IX

                  Choice of Law and Venue, Waiver of Jury Trial

         Section 9.1 Choice of Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

                                    ARTICLE X

              Assignment; Entire Agreement, Amendment; Termination

         Section 10.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

         Section 10.2 Entire Agreement, Amendment. This Agreement, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         Section 10.3 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                                   ARTICLE XI

                Notices, Etc.; Cost and Expenses; Indemnification

         Section 11.1 Notices, Etc. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to: Connective Therapeutics, Inc., 3400 West

Bayshore Road, Palo Alto, CA 94303; Attention: Ms. Cynthia Butitta, Facsimile
No.: (415) 843-2899, with copies (which shall not constitute notice) to: Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025 Attention: Joshua Greene, Esq., Facsimile No.: (415) 233-8386; and (ii) if to the Investor, to Kepler Capital LLC, 40 West 57th Street, New York, NY 10019; Attention: Robert L. Chender, Facsimile No.: (212) 698-0554. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

         Section 11.2 Cost and Expenses. The Company shall be responsible for the Investor's costs and expenses (including legal fees) incurred in entering into this Agreement which amounts shall be paid upon execution and delivery thereof as well as the Investor's costs and expenses (including legal fees) incurred in connection with the performance of its initial due diligence activities relating to the effectiveness of the Registration Statement in an amount up to $20,000 (provided that the Investor provides the Company a proposed budget relating to its due diligence activities prior to the commencement thereof and the Company reasonably agrees thereto). The Company shall also be responsible for any reasonable subsequent costs and expenses incurred by the Investor in connection with matters set forth in Section 3.3 (including without limitation legal fees and fees of advisors and representatives of the Investor) in an amount not exceeding $5,000 with respect to any Closing, which amounts may be netted by the Investor against the amount of any payment relating to the issuance of shares of Common Stock to the Investor in connection with any Closing. In the event that with respect to the conduct by the Investor of its due diligence activities in connection with the effectiveness of the Registration Statement or any Closing, it incurs costs and expenses in excess of the amount for which the Company is responsible to reimburse it, up to $5,000 of such excess costs and expenses may be carried forward to be reimbursed by the Company (within the limitation set forth above) at the immediately succeeding Closing.

         Section 11.3 Indemnification.

         (a) Indemnification of Investor. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Investor), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i ) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

         (b) Indemnification of Company. The Investor agrees to indemnify and hold harmless the Company its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

         (c) Action against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. In the case of parties indemnified pursuant to Section 11.3(a) above, counsel to the indemnified parties shall be selected by the Investor, and in the case of parties indemnified pursuant to Section 11.3(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with he consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnifies parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section
11.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnifies part form all liability arising out of such litigation , investigation proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 11.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         Section 11.4 Contribution. If the indemnification provided for in
Section 11.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Investor on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses. as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Stock pursuant to this Agreement (before deducting expenses) received by the Company and the total net proceeds received by the Investor (before deducting expenses) bear to the aggregate public offering price.

         The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 11.4, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 11.4, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                                   ARTICLE XII

                                  Miscellaneous

         Section 12.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

         Section 12.2 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 12.3 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 12.4 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized offices as of the date hereof.

KEPLER CAPITAL LLC                  CONNECTIVE THERAPEUTICS, INC.

By:________________________         By:________________________
   Its_____________________            Its_____________________

                                                                       EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                                     [Date]

Warrant to Purchase up to
_______ Shares of Common Stock
of Connective Therapeutics, Inc.


         Connective Therapeutics, Inc., a Delaware corporation (the "Company"), hereby acknowledges that Kepler Capital LLC (the "Purchaser") or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company at any time after the date hereof and ending on ___________________ (sixty (60) months after the original issuance of this Warrant) up to _____________ fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), as the same my be adjusted pursuant to Section 5 herein, at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 herein. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement dated January 2, 1997 (the "Registration Rights Agreement"), by and between the Company and the Investor.

                  1.       Definitions.

                  (a) the term "Warrant Holder" shall mean the Purchaser or any assignee of all or any portion of this Warrant.

                  (b) the term "Warrant Shares" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

                  (c) the term "Purchase Price" shall initially be $8.25, which represents 110% of the closing bid price for the Common Stock on January 2, 1997, as may be adjusted pursuant to Section 5 herein.

                  (d) the term "Agreement" shall mean the Structured Equity Line Flexible Financing SM Agreement, dated as of January 2, 1997, between the Company and the Investor.

                  (e) other capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein.

                  2.       Exercise or Exchange of Warrant.

                  (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with the form of subscription at the end hereof duly executed by Warrant Holder, together with the full Purchase Price (as defined in Section
1) for each share of Common Stock as to which this Warrant is exercised to the Company at the


Warrant Exhibit
address set forth in Section 13 hereof. In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted Warrant Shares.

          The Warrants are exchangeable for their value in Common Stock based upon the closing bid price of such Common Stock as quoted on the Principal Market (as herein defined) on the date prior to the date of exchange or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm which makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors. In the event Warrants are exchanged for shares, the value of the Warrants so exchanged shall equal the Closing Price on the date of delivery of notice of exercise minus the Purchase Price.

                  (b) The "Date of Exercise" of the Warrant shall be the date that the advance copy of the form of exercise attached hereto as Exhibit A (the "Exercise Form"), is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company within reasonable time thereafter. If the Warrant Holder has not sent advance notice by facsimile, the Date of Exercise shall be the date the original Exercise Form is received by the Company.

                  (c) Notwithstanding any other provision of this Section 2, as of any date prior to the Date of Exercise, the aggregate number of shares of Common Stock into which this Warrant, all other Warrants and all other securities convertible into Common Stock held by the Warrant Holder and its affiliates shall be convertible, together with the shares of Common Stock then beneficially owned (as such term is defined in the Exchange Act) by such Warrant Holder and its affiliates, shall not exceed 4.9% of the total outstanding shares of Common Stock as of such Date of Exercise.

                  3.  Delivery of Stock Certificates.

                  (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within two (2) days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

                  (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "fair market value" shall equal the closing bid price of the Common Stock on the Nasdaq National Market or Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "Principal Market") on the date of determination or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not listed or


                                       2
Warrant Exhibit
admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market or traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.

                  4.  Covenants of the Company.

                  (a) The Company shall use its reasonable best efforts to insure that a registration statement under the Securities Act covering the resale or other disposition thereof of the Warrant Shares by the Warrant Holder is effective to the extent provided by the Registration Rights Agreement or, to the extent applicable, in Section 3.2(a) of the Agreement.

                  (b) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation the notification of the Nasdaq National Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

                  (c) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market and shall not amend its Certificate of Incorporation or Bylaws so as to adversely affect any rights of the Warrant Holder under this Warrant.

                  (d) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

                  (e) The Warrant Shares, when issued in accordance with the terms hereof; will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

                  (f) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the Securities and Exchange Commission (the "SEC"), that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its reasonable best efforts to(i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                  5. Adjustment of Purchase Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.


                                       3
Warrant Exhibit

                  (b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("Common Stock Equivalents"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

                  (c) Other Distributions. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into or exchangeable for Common Stock), then, in any such case, the Warrant Holder shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Warrant Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Purchase Price determined by multiplying the Purchase Price on the Determination Date by a fraction, the numerator of which is the result of such Purchase Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined in good faith by the Company's Board of Directors) and the denominator of which is such Purchase Price.

                  (d) Merger, Consolidation, etc. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event"), then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company shall not effect any Consolidation Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock and/or securities as the Warrant Holder is entitled to receive had this Warrant been exercised in accordance with the foregoing; provided, however, that if as of the third business day prior to the consummation of the Consolidation Event the closing bid price of the Common Stock shall be equal to at least 200% of the Purchase Price, then the Warrant shall be automatically exchanged on the date of consummation of the Consolidation Event, as provided in Section 2 hereof.

                  (e) Reclassification, Etc. If at any time after the date hereof there shall be a reclassification of any securities as to which purchase rights under this Warrant exist, into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property


                                       4
Warrant Exhibit
resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

                  (f) Purchase Price Adjustment. In the event that the Company issues or sells any Common Stock or securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (other than issuance of Preferred Stock or of shares of Common Stock upon conversion thereof, shares or options issued or which may be issued to employees, directors or consultants pursuant to the Company's stock option or stock purchase plans listed in the SEC Reports or shares issued upon exercise of options, warrants or rights outstanding on the date of the Agreement and listed in the SEC Reports) at an effective purchase price per share which is less than the Purchase Price then in effect and less than the fair market value (as hereinabove defined) of the Common Stock on the trading day next preceding such issue or sale, then in each such case, the Purchase Price in effect immediately prior to such issue or sale shall be reduced effective concurrently with such issue or sale to an amount determined by multiplying the Purchase Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, including, without duplication, those deemed to have been issued under any provision of the Preferred Stock and the Warrants plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such fair market value then in effect and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale including, without duplication, those deemed to have been issued under any provision of the Preferred Stock and Warrants; provided, however, there shall be no reduction of the Purchase Price for such issuances or sales at any time from January 2, 1997 through the term of this Warrant in an aggregate (i.e., not per transaction) amount of up to $5,000,000 provided that such issuance or sale is completed at an effective purchase price per share of at least 85% of the fair market value of the Common Stock on the trading day next preceding such issue or sale. For purposes of the foregoing fraction, Common Stock outstanding shall include, without limitation, any equity offerings then outstanding, whether or not they are exercisable or convertible when such fraction is to be determined.

                  The number of shares which may be purchunder shall be increased proportionately to any reduction in Purchase Price pursuant to this pased herearagraph 5(f), so that after such adjustments the aggregate Purchase Price payable hereunder for the increased number of shares of Common Stock shall be the same as the aggregate Purchase Price in effect immediately prior to such adjustments.

                  Notwithstanding anything else contained in this Warrant to the contrary, there shall be no adjustment of the Purchase Price or the number of shares of Common Stock issuable pursuant to the exercise of this Warrant in the event that during the term of this Warrant, the Company issues shares of Common Stock, or securities convertible into Common Stock to the Purchaser.

                  (g) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 5, the Warrant Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

                  6. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the


                                       5
Warrant Exhibit
rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

                  7. Notice of Adjustments; Notices. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to
Section 5 hereof, the Company shall execute and deliver to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Warrant Holder.

                  8. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  10. Consent to Jurisdiction. Each of the Company and the Warrant Holder (i) hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Warrant and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Warrant Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

                  11. Entire Agreement; Amendments. This Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                  12. Restricted Securities.

                      (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act in reliance upon the provisions of


                                       6
Warrant Exhibit

Section 4(2) promulgated by the SEC under the Act. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

                  (b) Legend. The Warrant and any Warrant Shares issued upon exercise thereof (until a registration statement has been declared effective by the SEC with respect to the Warrant Shares, at which time, such legend shall be removed, and the Warrant Shares shall be freely tradeable), shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF, IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  (c) Assignment. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

              13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                           to the Company:

                                    Connective Therapeutics, Inc.
                                    3400 West Bayshore Road
                                    Palo Alto, California 94303

                                    Attn:  Ms. Cynthia Butitta
                                    Fax:    (415) 843-2899

                           to the Warrant Holder:

                                    Attn:
                                    Fax:

Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.


                                       7
Warrant Exhibit

                  14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


                                               CONNECTIVE THERAPEUTICS, INC.


                                               By ______________________________
                                               Title:



[CORPORATE SEAL]

Attest:

By ________________________________
   Its:


                                       8
Warrant Exhibit

                                   EXHIBIT A

                                 EXERCISE FORM
                         CONNECTIVE THERAPEUTICS, INC.



                  The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of CONNECTIVE THERAPEUTICS, INC., a Delaware corporation, evidenced by the attached Warrant, and herewith makes payment of the Purchase Price with respect to such shares in full in the form of [cash or check in the amount of $___], [_____ Warrant Shares which represent the amount of Warrant Shares as provided in the attached Warrant to be cancelled in connection with such exercise], all in accordance with the conditions and provisions of said Warrant.

                  The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the registered Holder and delivered to the undersigned at the address set forth below.

Dated:____________________

_____________________________________________
Signature of Registered Holder


Name of Registered Holder (Print)

_____________________________________________
Address

Warrant Exhibit

                                   EXHIBIT B

                                   ASSIGNMENT

                (To be executed by the registered Warrant Holder
                       desiring to transfer the Warrant)

FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of the Common Stock of CONNECTIVE THERAPEUTICS, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
                                             ______________________________
                                                        Signature


Fill in for new Registration of Warrant:


_________________________________________
            Name


_________________________________________
           Address


_________________________________________
Please print name and address of assignee
(including zip code number)




NOTICE

The signature to the foregoing Exercise Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


                                       10
Warrant Exhibit

                                    EXHIBIT B


         (a) The Company is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Reports.

         (b) To our knowledge, except as disclosed in the SEC Reports, there are no actions or proceedings that are pending or threatened against the Company or against any officer or director of the Company in their capacity as such.

         (c) Although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, we have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to our attention that has caused us to believe that the Registration Statement at the time the Registration Statement became effective and as of the date of the filing with the Commission of the Company's most recent Quarterly Report on Form 10-Q incorporated by reference into such Registration Statement, or the Prospectus as of its date of the filing of such Quarterly Report, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; however, we express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom included in the Registration Statement or the Prospectus.

                                                                       EXHIBIT C

                          CONNECTIVE THERAPEUTICS, INC.

                             COMPLIANCE CERTIFICATE



         The undersigned, Thomas G. Wiggans, hereby certifies as follows:

         1. The undersigned is the duly elected President and Chief Executive Officer of Connective Therapeutics, Inc., a Delaware corporation (the "Company").

         2. The representations and warranties of the Company set forth in
Article V of the Structured Equity Line Flexible Financing Agreement (the "Agreement") dated as of January 2, 1997 are true and correct in all material respects as though made on and as of the date hereof.

         3. The Company has performed and complied with all covenants, agreements, obligations and conditions contained in Article III of the Agreement to be performed by the Company on or prior to the Closing Date.

         The undersigned has executed this Certificate this ____ day of ________, 199_.




                                           ____________________________________
                                           Thomas G. Wiggans, President and
                                            Chief Executive Officer

                                                                       Exhibit D
                          CONNECTIVE THERAPEUTICS, INC.

                   IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT

                                         January 2, 1997

[Name and address of Transfer Agent]

Dear Sirs:

         Reference is made to the Structured Equity Line Flexible Financing Agreement (the "Agreement") dated as of January 2, 1997 between Kepler Capital LLC (the "Investor") and Connective Therapeutics, Inc. (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement
(i) the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Common Stock of the Company, par value $.001 per share (the "Common Stock") and (ii) the Company has issued to the Investor a warrant to purchase Common Stock and, subject to the terms and conditions set forth in the Agreement, the Company has agreed to issue to the Investor additional warrants to purchase Common Stock (together, the "Warrants"). As a condition to the effectiveness of the Agreement the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these irrevocable instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement or upon exercise of the Warrants. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

1.  ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND

         Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor (i) under the Agreement and (ii) upon exercise of the Warrants. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

         At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) (i) incident to any Closing (whether on the Closing Date or thereafter as a result of an increase in the number of shares of Common Stock issuable in respect of such Closing in accordance with the Agreement) or other issuance of shares of Common Stock; (ii) incident to the exercise of any Warrant; or (iii) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that in connection with any such event, the Investor shall confirm in writing to the Transfer Agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party.

         In addition to the obligation of the Transfer Agent set forth in the preceding paragraph to issue certificates representing the Common Stock not bearing the Legend, at any time upon surrender of one or more certificates evidencing Common Stock which bear the Legend which certificates are accompanied by a request to issuance new certificates not bearing the Legend to replace those surrendered, the Transfer Agent shall deliver certificates evidencing Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that in connection with such request the Investor (or permitted assignee) shall represent that (i) it has a bona fide intention to dispose of such Common Stock pursuant to Rule 144 under the Securities Act or is otherwise permitted to dispose thereof with limitation as to amount of manner of sale pursuant to Rule 144(k) under the Securities Act; or
(ii) it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a manner other than pursuant to an effective registration statement to a transferee who will upon such transfer be entitled to freely tradeable securities; provided that in connection with the event described in clause (i), the transfer agent shall be entitled to receive an opinion of counsel to the Investor that in such circumstances the Legend may be removed and that the transferee (provided that it is not an affiliate of the Company) shall be entitled to receive freely tradeable securities.

2.  MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

         In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) on the Closing Date by overnight courier as instructed by the Investor.


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
         In connection with the issuance of Common Stock upon the exercise of Warrants, you (i) shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) on the date the Transfer Agent shall have received the original certificate representing the Warrant to be exercised (in whole or in part) by overnight courier as instructed by the Investor and (ii) unless the Company assumes responsibility therefor, shall also on such date deliver to the Investor a new Warrant representing any portion of the Warrant not being exercised.

         In connection with any delivery by the Investor to the Transfer Agent of certificates representing Common Stock which bear the Legend accompanied by appropriate documentation as specifically set forth in Section 1, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) by overnight courier as instructed by the Investor on the date the Transfer Agent shall have received the original certificate or certificates representing the Common Stock (provided that you shall also have received the appropriate documentation by facsimile or otherwise).

3. NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED AT CLOSING, AS ADJUSTED SUBSEQUENT TO A CLOSING OR UPON EXERCISE OF WARRANTS

         The number of shares of Common Stock to be issued upon at any Closing under the Agreement shall be determined based upon a formula as set forth in the Agreement. In addition, the number of shares of Common Stock issuable with respect to any Closing may be subject increase subsequent to such Closing as provided in the Agreement. Furthermore, the number of shares of Common Stock issuable upon the exercise of Warrants may be subject to adjustment as provided by the Warrants. With respect to each of the instances referenced in the previous sentence, the Investor shall advise the Transfer Agent as to the number of shares of Common Stock to be issued and shall also so advise the Company. In the event the Company disagrees with the Investor's calculation and so notifies the Transfer Agent in writing, the Transfer Agent shall issue shares of Common Stock to the Investor in accordance with the Agreement and these Irrevocable Instructions in the lesser amount and the Investor shall present the disputed issue to an independent financial institution (chosen by the Investor and reasonably acceptable to the Company) for resolution and the determination of that financial institution shall be controlling. The written concurrence of the Company as to the Investor's calculation shall not be required and in the event the Transfer Agent does not receive written notice of the Company's disagreement with the Investor's calculation prior to the date by which the Transfer Agent is required to deliver certificates representing Common Stock to the Investor, the Transfer Agent shall deliver the number of shares of Common Stock to the Investor as so requested. The fees of such financial institution shall be borne by the party which, based upon such


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
financial institution's determination, incorrectly calculated the number of shares of Common Stock issuable.

4.  FEES OF TRANSFER AGENT; INDEMNIFICATION

         The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

5.  IRREVOCABLE INSTRUCTIONS

         These Irrevocable Instructions delivered by the Company to the Transfer Agent are irrevocable and the Transfer Agent is hereby directed not to follow any subsequent direction of the Company, written or oral, delivered subsequent to the date hereof relating to the matters contained herein which are inconsistent with these Irrevocable Instructions.

6.  THIRD PARTY BENEFICIARY

         The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.



                                                 CONNECTIVE THERAPEUTICS, INC.



                                                 By:__________________________
                                                    Name:
                                                    Title:

 AGREED:

[NAME OF TRANSFER AGENT]



By:__________________________
   Name:
   Title:

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